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                                                                      EXHIBIT 21


                      LIST OF DORAL FINANCIAL CORPORATION
                                  SUBSIDIARIES


                                                      Jurisdiction of
Name of Subsidiary                                    Incorporation
------------------                                    ---------------
Doral Mortgage Corporation                              Puerto Rico
Doral Securities, Inc.                                  Puerto Rico
Doral Bank                                              Puerto Rico
Centro Hipotecario, Inc.                                Puerto Rico
Doral Money, Inc.                                       Delaware
Sana Investment Mortgage Bankers, Inc.                  Puerto Rico
Doral Bank, FSB                                         U.S.A.